SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2004

TRIO-TECH INTERNATIONAL

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-14523	95-2086631

(Commission File Number)	(IRS Employer Identification No.)

14731 Califa Street, Van Nuys, California	91411

(Address of Principal Executive Offices)	(Zip Code)

(818) 787-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 8.01. Other Events

Substantially all of the following information was previously reported by Registrant on Form 8-K, filed July 15, 2004 under item 5, Other Events, as amended by Form 8-K/A filed August 20, 2004, under item 2, Acquisition or Disposition of Assets. Subsequent to the filing of such Form 8-K, as amended by Form 8-K/A, further financial information of Seller (as defined below) was provided to Registrant. Upon applying the tests under Regulation S-X and further financial analysis using such additional financial information, Registrant has concluded that, based on such tests, such acquisition did not require reporting under said item 2 and may have been reported under item 5 of Form 8-K. As a result, Registrant is further amending the said Form 8-K and Form 8-K/A as follows and separate financial statements will not be filed.

With reference to the Sales and Purchase Agreement dated March 29, 2004 between TS Matrix BHD, a Malaysian company (“Seller”), and Trio Tech (Malaysia) SDN. BHD., a Malaysian company of which the registrant owns 55% of the outstanding equity interests (“Buyer”), on July 1, 2004, Buyer acquired certain assets of Seller utilized by the burn-in testing division of Seller dealing with testing of semiconductor components for an aggregate cash purchase price of 3,500,000 Ringgit Malaysia. The assets acquired were mainly specialized equipment, such as presser burning board, feed thru-card, high temperature oven, loader and unloader, for the purpose of the burn-in testing process. That equipment will enable Buyer to have the testing capabilities and screening facilities to service the existing customer of the Seller, which customer has entered into a new agreement with Buyer. A portion of the purchase price (350,000 Ringgit Malaysia, representing approximately $92,105 (US) on March 29, 2004 based on the spot exchange rate published in Federal Reserve as of that date) was paid on March 29, 2004 by way of a deposit and was credited towards the aggregate purchase price at the closing of the transaction. The balance of the purchase price was paid at the closing of the transaction on July 1, 2004, of which 1,650,000 Ringgit Malaysia was paid in cash (or approximately $434,211 (US)) and 1,500,000 Ringgit Malaysia (or approximately $394,737 (US)) was paid by delivery of a six-month bank note guaranteed by the bank. Buyer also acquired on July 1, 2004 additional assets which Seller had been leasing for a purchase price of 917,995 Ringgit Malaysia (or approximately $241,578 (US)). Except as otherwise noted, the foregoing United States Dollar amounts were calculated based on the spot exchange rate published in Federal Reserve as of July 1, 2004. The source of the funds for this acquisition was the general working capital of Buyer.

Forward Looking Statements. The statements in this Current Report on Form 8-K/A concerning current management’s expectations are “forward looking statements” within the meaning of Section 27A of the Securities and Exchange Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that involve risks and uncertainties. Any statements contained herein (including, without limitation, statements to the effect that the Company or management “estimates,” “expects,” “intends,” “continues,” “may,” or “will” or statements concerning “potential” or variations thereof or comparable terminology or the negative thereof), that are not statements of historical fact should be construed as forward looking statements. There is no assurance that the transactions contemplated by the Agreement will be consummated. These forward-looking statements are based on our management’s current views and assumptions. The Company assumes no obligation to update the information herein or on the Company’s or its subsidiaries’ websites.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

     1. Sales and Purchase Agreement, dated March 29, 2004 between TS Matrix BHD and Trio Tech (Malaysia) SDN. BHD.. [Incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on July 15, 2004.]

     2. Sub-tenancy Agreement, dated July 1, 2004 between TS Matrix BHD and Trio Tech (Malaysia) SDN. BHD.. [Incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K/A filed on August 20, 2004.]

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio-Tech International (Registrant)
By:	/s/ VICTOR H.M. TING
Victor H.M. Ting
Vice President and Chief Financial Officer (Principal Financial Officer)

     Date: May 9, 2005